________________________________________ (1) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers. January 10, 2025 FOR IMMEDIATE RELEASE Contact: Aircastle Advisor LLC Jim Connelly, SVP ESG & Corporate Communications Tel: +1-203-504-1871 jconnelly@aircastle.com Aircastle Announces Third Quarter 2024 Results Highlights for the Three Months Ended November 30, 2024 • Total revenues of $194 million and net income of $18 million • Adjusted EBITDA(1) of $182 million • Acquired 8 aircraft for $259 million, including 2 A320neo family aircraft and 2 E2 aircraft • Sold 8 aircraft and other flight equipment for proceeds of $145 million and gains on sale of $20 million • Fleet utilization over 99% • Year-to-date cash flows from operations increased 19% compared to prior year Liquidity • Moody's changes Outlook to Positive "to reflect the company's improved fleet characteristics and continued strong liquidity and capital management" • Adjusted net debt-to-equity of 1.8 times at November 30, 2024 • Total liquidity as of January 1, 2025, of $2.8 billion includes $2.1 billion of undrawn facilities, $0.5 billion of projected adjusted operating cash flows and sales through October 1, 2025, and $0.2 billion of unrestricted cash • 213 unencumbered aircraft and other flight equipment with a net book value of $6.1 billion

Mike Inglese, Aircastle's CEO, stated, "Demand for aircraft remains strong and the constrained supply of new aircraft coming from OEMs is expected to continue for the remainder of this decade. We're meeting our customers' high demand for extensions while also making disciplined trades in a competitive market. This quarter we invested approximately $260 million in additional acquisitions, 69% of which was new technology aircraft."

Mr. Inglese concluded, "During our third quarter, Aircastle celebrated the 20th Anniversary of our founding. For two decades we've demonstrated our competitive strength in the mid-life aircraft space. As we now expand our new technology fleet, we're optimistic about the future because of our outstanding team, ample liquidity, investment grade rating, strong balance sheet as well as the outstanding support of our shareholders, Marubeni Corporation and Mizuho Leasing."

Aviation Assets

As of November 30, 2024, Aircastle owned 244 aircraft and other flight equipment having a net book value of $7.1 billion. We also manage 9 aircraft with a net book value of $262 million on behalf of our joint venture with Mizuho Leasing.

Owned Aircraft		**As of November 30, 2024**		**As of November 30, 2023**
Net Book Value of Flight Equipment (in millions)	$	7,117	$	6,837
Net Book Value of Unencumbered Flight Equipment (in millions)	$	6,064	$	5,438
Number of Aircraft		244		236
Number of Unencumbered Aircraft		213		198
Number of Lessees		75		72
Number of Countries		47		42
Weighted Average Age (Years)(1)		9.7		9.4
Weighted Average Remaining Lease Term (Years)(1)		5.2		5.3
Weighted Average Fleet Utilization during the three months ended November 30, 2024 and 2023(2)		99.2 %		99.1 %
Managed Aircraft on behalf of Joint Ventures				
Net Book Value of Flight Equipment	$	262	$	275
Number of Aircraft		9		9

1. Weighted by Net Book Value.
2. Aircraft on-lease days as a percentage of total days in period weighted by Net Book Value.

Conference Call

Following this press release, management will host a conference call on Wednesday, January 22, 2025, at 9:00 A.M. Eastern Time. All interested parties are welcome to participate in the live call. The conference call can be accessed by dialing 1 (800) 836-8184 (from within the U.S. and Canada) or +1 (646) 357-8785 (outside the U.S. and Canada) ten minutes prior to the scheduled start. Please reference our company name "Aircastle" when prompted by the operator.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

For those who are not available to listen to the live call, a replay will be available on Aircastle's website shortly after the live call.

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3 About Aircastle Limited Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of November 30, 2024, Aircastle owned and managed on behalf of its joint ventures 253 aircraft leased to 76 airline customers located in 47 countries. Safe Harbor All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA and Adjusted EBITDA and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results being materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's most recent Form 10-K and any subsequent filings with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

4 Aircastle Limited and Subsidiaries Consolidated Balance Sheets (Dollars in thousands, except share data) November 30, 2024 February 29, 2024 (Unaudited) ASSETS Cash and cash equivalents $ 523,753 $ 129,977 Accounts receivable 16,411 12,518 Flight equipment held for lease, net 6,858,065 6,940,502 Net investment in leases, net 258,639 282,439 Unconsolidated equity method investment 44,447 42,710 Other assets 240,453 271,807 Total assets $ 7,941,768 $ 7,679,953 LIABILITIES AND SHAREHOLDERS’ EQUITY LIABILITIES Borrowings from secured financings, net $ 650,739 $ 875,397 Borrowings from unsecured financings, net 3,827,359 3,823,099 Accounts payable, accrued expenses and other liabilities 260,456 219,588 Lease rentals received in advance 62,006 52,654 Security deposits 71,879 69,544 Maintenance payments 583,220 505,897 Total liabilities 5,455,659 5,546,179 Commitments and Contingencies SHAREHOLDERS’ EQUITY Preference shares, $0.01 par value, 50,000,000 shares authorized, 400 (aggregate liquidation preference of $400,000) shares issued and outstanding at November 30, 2024 and February 29, 2024 — — Common shares, $0.01 par value, 250,000,000 shares authorized, 17,840 and 15,564 shares issued and outstanding at November 30, 2024 and February 29, 2024, respectively — — Additional paid-in capital 2,378,774 2,078,774 Retained earnings 107,335 55,000 Total shareholders’ equity 2,486,109 2,133,774 Total liabilities and shareholders’ equity $ 7,941,768 $ 7,679,953

5 Aircastle Limited and Subsidiaries Consolidated Statements of Income and Comprehensive Income (Dollars in thousands, except per share amounts) (Unaudited) Three Months Ended November 30, Nine Months Ended November 30, 2024 2023 2024 2023 Revenues: Lease rental revenue $ 158,440 $ 156,820 $ 483,389 $ 453,906 Direct financing and sales-type lease revenue 5,294 4,835 16,177 10,993 Amortization of lease premiums, discounts and incentives (5,288) (2,641) (18,005) (16,972) Maintenance revenue 14,517 58,657 76,044 108,223 Total lease revenue 172,963 217,671 557,605 556,150 Gain on sale or disposition of flight equipment 20,483 20,193 56,909 67,240 Other revenue 130 882 903 1,803 Total revenues 193,576 238,746 615,417 625,193 Operating expenses: Depreciation 87,604 86,647 264,637 261,764 Interest, net 58,752 57,037 185,989 170,963 Selling, general and administrative 18,426 18,500 60,571 58,217 Provision for credit losses — 5,280 281 11,405 Impairment of flight equipment 8,419 34,959 19,391 37,156 Maintenance and other costs 4,872 7,107 13,411 24,494 Total operating expenses 178,073 209,530 544,280 563,999 Other income: Gain on extinguishment of debt — — 285 — Other 6,135 1,529 6,557 6,238 Total other income 6,135 1,529 6,842 6,238 Income from continuing operations before income taxes and earnings of unconsolidated equity method investment 21,638 30,745 77,979 67,432 Income tax provision 4,281 6,025 16,881 15,286 Earnings of unconsolidated equity method investment, net of tax 738 925 1,737 1,787 Net income $ 18,095 $ 25,645 $ 62,835 $ 53,933 Preference share dividends — — (10,500) (10,500) Net income available to common shareholders $ 18,095 $ 25,645 $ 52,335 $ 43,433 Total comprehensive income available to common shareholders $ 18,095 $ 25,645 $ 52,335 $ 43,433

6 Aircastle Limited and Subsidiaries Consolidated Statements of Cash Flows (Dollars in thousands) (Unaudited) Nine Months Ended November 30, 2024 2023 Cash flows from operating activities: Net income $ 62,835 $ 53,933 Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities: Depreciation 264,637 261,764 Amortization of deferred financing costs 12,722 12,611 Amortization of lease premiums, discounts and incentives 18,005 16,972 Deferred income taxes 10,480 11,082 Collections on net investment in leases 5,285 1,565 Security deposits and maintenance payments included in earnings (9,543) (37,654) Gain on sale or disposition of flight equipment (56,909) (67,240) Gain on extinguishment of debt (285) — Impairment of flight equipment 19,391 37,156 Provision for credit losses 281 11,405 Other (1,746) (1,769) Changes in certain assets and liabilities: Accounts receivable (4,132) 504 Other assets (3,661) (16,164) Accounts payable, accrued expenses and other liabilities 35,993 8,351 Lease rentals received in advance 13,709 16,551 Net cash and cash equivalents provided by operating activities 367,062 309,067 Cash flows from investing activities: Acquisition and improvement of flight equipment (583,541) (669,597) Proceeds from sale or disposition of flight equipment 474,053 198,816 Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits (2,269) 3,126 Other (4,796) (5,548) Net cash and cash equivalents used in investing activities (116,553) (473,203) Cash flows from financing activities: Proceeds from issuance of common shares 300,000 200,000 Proceeds from secured and unsecured debt financings 1,076,193 1,383,709 Repayments of secured and unsecured debt financings (1,304,352) (1,632,983) Debt extinguishment costs 285 — Deferred financing costs (5,361) (7,673) Security deposits and maintenance payments received 109,668 130,068 Security deposits and maintenance payments returned (12,166) (14,014) Dividends paid (21,000) (21,000) Net cash and cash equivalents provided by financing activities 143,267 38,107 Net increase (decrease) in cash and cash equivalents 393,776 (126,029) Cash and cash equivalents at beginning of period 129,977 231,861 Cash and cash equivalents at end of period $ 523,753 $ 105,832

7 Aircastle Limited and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures EBITDA and Adjusted EBITDA Reconciliation (Dollars in thousands) (Unaudited) Three Months Ended November 30, Nine Months Ended November 30, 2024 2023 2024 2023 Net income $ 18,095 $ 25,645 $ 62,835 $ 53,933 Depreciation 87,604 86,647 264,637 261,764 Amortization of lease premiums, discounts and incentives 5,288 2,641 18,005 16,972 Interest, net 58,752 57,037 185,989 170,963 Income tax provision 4,281 6,025 16,881 15,286 EBITDA $ 174,020 $ 177,995 $ 548,347 $ 518,918 Adjustments: Impairment of flight equipment 8,419 34,959 19,391 37,156 Gain on extinguishment of debt — — (285) — Adjusted EBITDA $ 182,439 $ 212,954 $ 567,453 $ 556,074 We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non- U.S. GAAP measure is helpful in identifying trends in our performance. This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals, as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed. EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business. We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.